Exhibit 23.6
September 29, 2009
CRIC Holdings Limited (CRIC )
CONSENT OF FROST & SULLIVAN
Frost & Sullivan hereby consents to references to its name in the Registration Statement on Form F-1 (the “Registration Statement”) in relation to the initial public offering of CRIC Holdings Limited (CRIC ) (together with any new or changed name of CRIC Holdings Limited (CRIC ) that may be adopted in the future, the “Company”) to be filed by with the U.S. Securities and Exchange Commission (the “SEC”) and any other future filings with the SEC, including filings on Form 20-F or Form 6-K or other SEC filings (collectively, “SEC Filings”). Frost & Sullivan further consents to inclusion of information, data and statements from the report entitled “China Real Estate Information Service and Consulting Industry Assessment Report (in Chinese: )” (the “Report”) in the Company’s Registration Statement and SEC Filings, and citation of the Report in the Company’s Registration Statement and SEC Filings. Frost & Sullivan also hereby consents to the filing of this letter as an exhibit to the Registration Statement.